Exhibit 10(ww)

Execution Copy

RETIREMENT PLAN

OF

THE BANK OF NEW YORK COMPANY, INC.

AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2006

Table of Contents

Page
PREAMBLE	1

ARTICLE I. DEFINITIONS	2

ARTICLE II. MEMBERSHIP	14

ARTICLE III. TYPES OF SERVICE	19

ARTICLE IV. RETIREMENT DATES	25

ARTICLE V. RETIREMENT BENEFITS	27

ARTICLE VI. PAYMENT OF RETIREMENT BENEFITS	37

ARTICLE VII. SPOUSE’S DEATH BENEFIT	51

ARTICLE VIII. CONTRIBUTIONS	54

ARTICLE IX. VESTING UPON TERMINATION OF EMPLOYMENT	54

ARTICLE X. ADMINISTRATION OF THE PLAN	56

ARTICLE XI. MANAGEMENT OF TRUST FUND	59

ARTICLE XII. TRANSITIONAL PROVISIONS	60

ARTICLE XIII. AMENDMENT OR TERMINATION OF PLAN	61

ARTICLE XIV. MISCELLANEOUS	65

ARTICLE XV. TOP-HEAVY PROVISIONS	66

TABLE A	1

APPENDIX I	I-1

ARTICLE I. HIGHLAND NATIONAL MEMBERS	I-1

ARTICLE II. UNION STATE MEMBERS	I-1

ARTICLE III. SCHENECTADY MEMBERS	I-2

ARTICLE IV. KEY BANKS MEMBERS; COMMUNITY BANK MEMBERS	I-3

(i)

(ii)

RETIREMENT PLAN OF

THE BANK OF NEW YORK COMPANY, INC.

PREAMBLE

The Retirement Plan of The Bank of New York Company, Inc. (the “Plan”) was established effective January 1, 1972 to provide a means for the eligible employees of the Company, and each of its Subsidiaries which adopts and participates in the Plan, to accrue retirement benefits. The Plan is intended to be defined benefit pension plan and otherwise satisfy the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended. Effective January 1, 1986, the Plan was amended to make it part of a grandfathered floor-offset arrangement described in Revenue Ruling 76-259 and Section 9345(a)(3) of the Omnibus Budget Reconciliation Act of 1987, P.L. 100-203. Accordingly, the Plan operates in conjunction with the Employee Stock Ownership Plan of The Bank of New York, Inc. (the “ESOP”). Assets representing the present value of the accrued benefits of certain Members were transferred to the ESOP in 1986 and 1988. However, the Plan retains liabilities for these accrued benefits.

The Plan has been amended numerous times thereafter to reflect statutory and other changes. The Company hereby amends and restates the Plan, effective as of January 1, 2006 to (i) include all amendments adopted since the last amendment and restatement effective January 1, 1994, and (ii) to amend the retirement benefit formula.

This Amendment and Restatement applies generally to employees who have at least one hour of service on or after January 1, 2006.

ARTICLE I. Definitions.

1.1 “Accrued Benefit” shall mean, as of any date, the annual amount of the normal retirement benefit payable and nonforfeitable as of a Member’s Normal Retirement Date determined in accordance with the provisions of Section 5.1. In the event a Member’s employment terminates prior to the Member’s Normal Retirement Date, his or her Accrued Benefit shall be determined based on service and compensation through the date employment terminated. A Member’s Accrued Benefit shall be determined without regard to the Member’s ESOP Account balances for purposes of determining whether the Plan complies with Section 411(b)(1) of the Code or complies with the requirement to provide definitely determinable benefits.

1.2 “Actuarial Equivalent” shall mean a benefit of equivalent value to the normal form of benefit, determined, unless otherwise specified in the text, using the actuarial factors specified in Table A. Table A is incorporated as part of this Plan.

1.3 “Affiliate” means (a) any corporation or unincorporated business controlled by, or under common control with, an Employer within the meaning of Section 414(b) and (c) of the Code; (b) any organization which is a member of an affiliated service group which an Employer is a member within the meaning of Section 414(m) of the Code; and (c) any entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code; provided, however, that, for purposes of the limitations contained in Article VI, “Affiliate” status shall be determined in accordance with Section 415(h) of the Code. A corporation or unincorporated business shall not be deemed an

Affiliate for any purpose under the Plan with respect to any period before it became an Affiliate.

1.4 “Average Final Compensation” shall mean the arithmetical average of the Member’s annual Compensation for the highest five consecutive years of Credited Service (determined without regard to breaks in service) of the last ten years of his Credited Service, immediately preceding the date of his retirement or earlier termination of service; provided, however, that if a Member shall have been employed more than five but less than ten years, such average shall be based upon the highest five consecutive years of Credited Service of such shorter period, and provided further, that if a Member shall have been employed for five years or less, such average shall be based upon all the years of Credited Service for such period. Notwithstanding any provision of the Plan to the contrary, Average Final Compensation for Members who remain employed with the Company on or after January 1, 2006 shall be determined as of December 31, 2005.

1.5 “Board of Directors of the Company” shall mean (a) the Board of Directors of the Company or the Executive Committee of the Board of Directors of the Company, and (b) other than with respect to the termination of the Plan or amendments of the Plan which would (i) significantly reduce or increase benefits under the Plan or (ii) have a material financial impact on the Plan, the Pension Committee of the Board of Directors of the Company.

1.6 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.7 “Committee” shall mean the Retirement Plan Committee constituted to administer the Plan as provided in Section 10.1.

1.8 “Company” shall mean The Bank of New York Company, Inc. or any successor thereto.

1.9 “Compensation” shall mean the regular fixed basic salary received from the Company, a Subsidiary or Affiliate by an Employee during a year, including the amount, if any, by which the regular fixed basic salary is reduced under the terms of The Bank of New York Company, Inc. Benefits Plus Plan or the Employees’ Incentive Savings Plan of The Bank of New York, Inc., or effective January 1, 2001, any qualified transportation fringe benefit plan described in Section 132(f) of the Code, but exclusive of profit-sharing distributions and other special payments. There shall also be included in determining the “Compensation” of Employees of BNY Mortgage Company, Inc. the commissions earned by those Employees who are paid only on a commission basis. Except as provided in the succeeding paragraph, in no event shall Compensation for purposes of the Plan for any Plan Year beginning after December 31, 1993 and before January 1, 2002, exceed $150,000, as adjusted to reflect increases in the cost of living pursuant to Section 401(a)(17) of the Code.

Effective as of the first day of the first Plan Year beginning after December 31, 2001, with respect to Members who complete at least one Hour of Service on or after January 1, 2002, the Compensation of each Member taken into account in determining benefit accruals in any Plan Year, shall not exceed $200,000. The $200,000 limit on Compensation shall be adjusted for cost-of-living increases in accordance with Section

401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Compensation for the determination period that begins with or within such calendar year. For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, the Compensation limit for any prior determination period shall be $200,000.

In determining a Member’s Compensation, an increase in the rate of the Member’s pay that goes into effect on or prior to the 15th day of a month shall be deemed to be in effect for the entire month, and an increase that goes into effect after the 15th day of a month shall not be deemed effective until the first day of the following month.

1.10 “Contributing Company” shall mean (i) the Company; (ii) each Subsidiary and division, operating unit, department or group of employees of a Subsidiary which was included in the Plan as of December 31, 1995; and (iii) thereafter, each new Subsidiary or Affiliate and division, operating unit, department or group of employees of a Subsidiary or Affiliate, whose participation in the Plan has been approved by the Head of Human Resources of The Bank of New York.

1.11 “Early Retirement Date” means any date after a Member’s 55th birthday and prior to Normal Retirement Age, selected by such Member in accordance with Section 4.3.

1.12 “Effective Date” of the Plan shall mean January 1, 1972. The Effective Date of this Amendment and Restatement is January 1, 2006 or such later date specified herein.

1.13 “Employee” means any person who is employed by and receives Compensation from the Company or any Affiliate. Additionally, any individual who performs services for the Company or any Affiliate under an agreement or arrangement (which may be written, or oral, and/or evidenced by the payroll practices of the Company or any Affiliate) with the individual or with any other organization that provides the services of the individual to the Company or any Affiliate, pursuant to which the individual is treated as an independent contractor or is otherwise treated as an employee of an entity other than the Company or any Affiliate, shall not be an Employee irrespective of whether he/she is treated as an employee of the Company or any Affiliate under common-law employment principles, by any court or regulatory agency, or pursuant to the provisions of Sections 414(m), 414(n) or 414(o) of the Code.

1.14 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.15 “ESOP” means the Employee Stock Ownership Plan of The Bank of New York Company, Inc., as constituted from time to time.

1.16 A “Full-Time Employee” means an Employee who is on the payroll of the Company or Affiliate, is assigned the identifying code for a full-time employee, and is hired on the basis that he will be scheduled to work on a full-time basis for at least twelve (12) months.

1.17 “Hour of Service” means:

(i) Each hour for which an Employee is paid or entitled to payment for the performance of duties.

(ii) Each hour for which an Employee is directly or indirectly paid or is entitled to be paid by an Employer during a period in which no duties are performed (for example, due to vacation, holidays, illness, disability, layoff, jury duty, temporary military duty, or leave of absence) is an Hour of Service. However, except that in considering whether a break in service has occurred, no more than 501 Hours of Service shall be credited for any single continuous period during which the Employee performs no duties. Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker’s compensation, unemployment compensation, or disability insurance laws, or to reimburse Employees for medical expenses.

(iii) Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by an Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which the Employee would not have performed any duties.

(iv) Hours of Service shall be credited in any one period only under one of (i), (ii) and (iii), and an Employee may not get double credit for the same period.

In all respects, an Employee’s Hours of Service shall be counted as required by Section 2530.200b-2 of the Department of Labor’s regulations under Title I of ERISA.

1.18 “Indexation Factor” shall mean the quotient obtained by dividing the Member’s Average Final Compensation at the time of retirement or other termination of service by the Member’s Average Final Compensation as of December 31, 2005. For terminations during 2006, this factor shall not exceed (1 + 0.01 * Q/12), where “Q” equals the number of whole months of Continuous Service performed by the Member during 2006. For terminations during 2007 or later years, this factor shall not exceed (1.01)^Q, where “Q” equals the number of years and months of Continuous Service performed after December 31, 2005 until retirement or other termination of service.

For this purpose, a Member shall be given credit for an entire month of Continuous Service for any month in which he works until at least the 16th day of the month.

1.19 “Member” shall mean any Employee who becomes a Member in the Plan as provided in Section 2.1.

1.20 “Normal Retirement Age” shall mean a Member’s 60th birthday.

1.21 A “Part-Time Employee” means any Employee who is not a Full-Time Employee.

1.22 “Plan” shall mean the Retirement Plan of The Bank of New York Company, Inc. as described herein or as from time to time hereafter amended.

1.23 “Plan Year” means the twelve month period beginning on January 1 and ending on December 31 and shall also be the limitation year for purposes of Section 415 of the Code.

1.24 “Predecessor” means any company which, directly or indirectly, was acquired at any time by the Company or a Subsidiary by merger, acquisition of assets or otherwise.

1.25 “Primary Social Security Benefit” shall mean the amount estimated by the Committee in accordance with (a) below of the monthly old age Primary Social Security Benefit under the Social Security Act in effect at the Member’s retirement date or other termination of employment date which would be payable to the Member on his normal retirement date appropriately adjusted in accordance with (b) below. For purposes of determining a Member’s benefit under Section 5.1(a), the Primary Social Security Benefit for Members who remain employed with the Company on or after January 1, 2006 shall be determined assuming such Member terminated employment or retired on December 31, 2005. For purposes of determining the amount of a Member’s benefit payments under the Social Security level income option (Option 3 under Section 6.3(a) of the Plan), the Primary Social Security Benefit shall be determined as of the Member’s retirement or other termination of employment.

(a) The Primary Social Security Benefit estimated by the Committee shall be determined by referring to tables prepared by the Plan’s actuary on the following basis:

(i) In the case of a Member who has attained his Early or Normal Retirement Date as of the date of termination of employment, for purposes of determining the wages used in the calculation of the Primary Social Security Benefit, the Member shall be deemed to receive no income after the date of retirement which would be treated as wages for the purposes of the Social Security Act, and before the date of his retirement, compensation shall be imputed in accordance with (iii) below, provided that for the calendar year immediately preceding his retirement his imputed compensation should equal his actual Compensation.

The table shall specify the Primary Social Security Benefit applicable to a Member, with adjustment to reflect the Member’s Social Security Retirement Age, based on his last calendar year’s Compensation.

(ii) In the case of a Member who terminates employment with a vested benefit before eligibility for retirement, for purposes of determining the wages used in the calculation of the Primary Social Security Benefit, the Member shall be deemed to receive each year after the date of termination until his 55th birthday (or his 55th birthday for purposes of determining the Member’s benefit under Section 5.1(a)) as wages for the purpose of the Social Security Act an amount equal to his annual earnings at the date of last employment, and before his date of termination of employment, the Member shall be deemed to have received compensation imputed in accordance with (iii) below, provided that for the year immediately preceding his termination of employment his imputed compensation shall equal his actual Compensation.

The table shall specify the Primary Social Security Benefit applicable at Social Security Retirement Age according to the Member’s year of birth and last calendar year’s Compensation.

(iii) The Member’s imputed earnings for each year prior to the date of calculation shall be equal to the next succeeding year’s imputed earnings multiplied by the ratio of the “Average National Earnings” published by the Social Security Administration for such year divided by the “Average National Earnings” for the succeeding year. If no “Average National Earnings” has yet been published by the Social Security Administration for a year, it shall be taken to be the last such published figure increased (or decreased) at the same annual rate as was revealed by the last two such published figures.

(b) For the purposes of determining the amount of Primary Social Security Benefit to be used in the calculation of the retirement allowance set forth in Article V hereof:

(i) in the event a Member retires on and after his 62nd birthday the estimated Primary Social Security Benefit calculated in (a) above shall be reduced by 5/9% for each month that his actual retirement precedes his 65th birthday, and

(ii) the Primary Social Security Benefit of a Member who retires prior to age 62 or terminates his service with a vested right shall be adjusted to 80% of the estimated Primary Social Security Benefit calculated in (a) above for a Member whose Social Security Retirement Age is 65.

(c) Where the Member at his death leaves a spouse eligible for a Spouse’s Death Benefit under Article VII, the Primary Social Security Benefit shall be determined as above assuming the Member had retired on the date of his death.

(d) The Primary Social Security Benefit of a Member who retires on or after age 62 shall be equal to the lesser of (i) his Primary Social Security Benefit calculated in accordance with (a) and (b) above or (ii) the actual benefit which would have been payable to him at that age, as demonstrated by the Member to the satisfaction of the Committee.

(e) A Member’s retirement benefits shall not be reduced by reason of any increase in wage base or benefit levels payable under Title II of the Social Security Act if such increase takes place after the earlier of the date such Member receives such benefits or the date he separates from service.

(f) Notwithstanding any provision of this Section 1.25 to the contrary, a Member’s Primary Social Security Benefit shall be determined based on the Member’s actual salary history with respect to any year prior to the Member’s termination of employment for which his salary was estimated, provided that the Member furnishes satisfactory documentation to the Committee prior to the commencement of benefit payments.

1.26 “Prior Plan” shall mean any retirement plan qualified under Section 401(a) of the Code which is merged into this Plan.

1.27 “Profit-Sharing Plan” shall mean the Employees’ Profit-Sharing Plan of The Bank of New York Company, Inc., as amended from time to time.

1.28 “Resumption of Service Commencement Date” means the date on which an Employee first performs an Hour of Service following a break in service which is not counted in determining his Continuous Service pursuant to Section 3.1(a).

1.29 “Service Commencement Date” shall mean:

(i) for Full-Time Employees, the date on which an Employee first completes an Hour of Service following initial employment by the Company or any Affiliate or reemployment after having incurred a one-year break in service (as defined in Section 3.1), and

(ii) for Part-Time Employees, (A) January 1, 2000 for each Employee who was a Part-Time Employee on January 1, 2000 and who was employed by the Company or an Affiliate at any time during the 12 month period ending on December 31, 1999 and (B) for each other Part-Time Employee, the date on which he first performs an hour of service for the Company or an Affiliate.

Notwithstanding the foregoing, the Service Commencement Date shall be January 1, 1999 for each Employee who (i) was a Part-Time Employee on January 1, 2000, (ii) was employed by the Company or an Affiliate at any time during the 12-month period ending on December 31, 1999 and (iii) did not complete 1,000 Hours of Service during the 12-month period ending on December 31, 2000.

1.30 “Social Security Retirement Age” shall mean age 65 for a Member born prior to 1938; age 66 for a Member born on or after 1938, but prior to 1955; and age 67 for a Member born on or after 1955.

1.31 “Subsidiary” shall mean any corporation, whether organized under the Banking Law of the State of New York or some other statute, in which the Company owns directly or indirectly stock possessing at least 80% of the voting power of all classes of stock regularly entitled to vote for the election of directors.

1.32 “Trustee” shall mean The Bank of New York as trustee for the Plan.

1.33 “Trust Fund” shall mean the fund held by the Trustee to which all contributions to the Plan will be paid and out of which all benefits of the Plan will be paid. Such fund may be part of a master trust with the fund of any other retirement plan maintained by the Company.

1.34 “Trust Indenture” shall mean the Trust Indenture between the Company and the Trustee.

ARTICLE II. Membership.

2.1 (a) Each Employee who was a Member on December 31, 1999 shall continue to be a Member. Each other Employee who is not excluded under Paragraph 2.1(b) and who (i) is in the employment of a Contributing Company or (ii) was in the service of a Contributing Company and was transferred to a Subsidiary shall, except as provided in paragraph (b) of this Section, become a Member as of the latest of the date he attains age 21 and satisfies all of the applicable requirements which follow: (A) he completes one year of Continuous Service if he is a Full-Time Employee or (B) he completes 1,000 Hours of Service in the 12-month period starting on his Service Commencement Date or any anniversary thereof if he is a Part-Time Employee, or (C) he becomes eligible to become a Member by becoming employed by a Contributing Company.

Notwithstanding the above, a Member whose employment is transferred to a Subsidiary or Affiliate or a division, unit, department or group of employees of a Subsidiary or Affiliate which is not a Contributing Company shall, except to the extent determined by the Head of Human Resources of The Bank of New York on a uniform and nondiscriminatory basis for similarly situated employees, cease to be a Member as of the date of such transfer, but shall continue to earn Continuous Service under the Plan.

(b) Notwithstanding paragraph (a) of this Section, an Employee shall not be eligible to become a Member if he (i) is included in a unit of employees covered by a collective bargaining agreement for which retirement benefits were the subject of good faith bargaining between employee representatives and a Contributing Company, (ii) is hired by a real estate agent to perform maintenance and operational services on any Contributing Company’s premises, (iii) is employed by and principally assigned to an office of a Contributing Company located outside the United States, or (iv) is employed by a Subsidiary, or Affiliate, or division, unit, department or group of employees of a Subsidiary or Affiliate which is not a Contributing Company (or another unit, department or group of Employees which does not participate in this Plan), and the Head of Human

Resources of The Bank of New York has determined on a uniform and nondiscriminatory basis for similarly situated employees that he is an excluded Employee.

(c) Part-Time Employees and Full-Time Employees shall be subject to different rules with respect to eligibility or re-eligibility for membership in the Plan, but once an Employee becomes a Member the Plan shall not differentiate between Part-Time Employees and Full-Time Employees.

(d) A Part-Time Employee who becomes a Member pursuant to Section 2.1(a) shall be credited with one year of Continuous Service for the 12 month period following his Service Commencement Date or Resumption of Service Commencement Date, or any monthly anniversary thereof, in which he completes 1,000 Hours of Service. Thereafter, his Continuous Service shall be computed in accordance with the elapsed time method in Section 3.1 as if his Service Commencement Date was the day following the end of the 12-month period in which he first completes 1,000 Hours of Service. Notwithstanding the foregoing, the Continuous Service of a Part-Time Employee who becomes a Member pursuant to Section 2.1(a) and who was an Employee on January 1, 2000 shall be computed in accordance with the elapsed time method in Section 3.1 as if his Service Commencement Date was the date he first performed an Hour of Service for the Company or a Subsidiary.

2.2 A Member who enters the military service of the United States or with the approval of the Committee is temporarily absent for any other cause, and who, without intervening employment, returns to the employment of a Contributing Company immediately after the period of absence approved by the Committee or within three months after discharge from such military service, as the case may be, shall be credited with Continuous Service for the period of such military service or absence. If the base period used in calculating a Member’s Average Final Compensation for purposes of determining the Member’s benefit under Section 5.1(a), or the period during which the Member is entitled to a benefit based on his Compensation under Section 5.1(b), includes one or more periods of such military service or absence, such Member shall be deemed to have received throughout each period of military service or absence (i) the Compensation he would have received during such period if he had not been in military service, or (ii) if the Compensation he would have received during such period is not reasonably certain, the greater of (A) the Participant’s average Compensation during the 12-month period immediately prior to such period of military service or absence (or if shorter, the period of employment immediately preceding such military service or absence) or (B) the Compensation he was receiving immediately at the start of such military service or absence. Effective December 12, 1994, this provision shall cover all service required to be recognized under Section 414(u) of the Code.

2.3 If a Member ceases active service with a Contributing Company on account of becoming mentally or physically incapacitated, and becomes eligible to receive benefits under the long-term disability plan, under which he is covered as an Employee, such Member shall continue to be treated as a Member and shall accrue Credited Service until age sixty-five or the earlier commencement of retirement benefits; provided, however, the Compensation and Average Final Compensation of such Member shall be frozen (except that cost-of-living increases under Section 1.9 shall be applicable)

and shall be computed on the basis of the Member’s Compensation prior to the date on which the Member is treated as incapacitated under the Plan. If the Member is no longer eligible to receive benefits under the applicable long-term disability plan and does not return to active service with a Contributing Company, such Member shall be treated as though he had terminated service with a Contributing Company. The Committee may require any Member who is covered by the provisions of this subsection to undergo periodic medical examinations to determine his continued eligibility hereunder. Should any such Member refuse to undergo any examination, his membership in the Plan shall cease in the same manner as described immediately above but he shall not be deprived of any previously accrued benefit.

Membership in the Plan shall cease on the date a Member’s Continuous Service ceases in accordance with Section 3.1(a). Upon re-entry into employment with a Contributing Company an Employee’s membership in the Plan shall resume on his Resumption of Service Commencement Date, provided that (i) he is not ineligible pursuant to Section 2.1(b) and (ii) he thereafter completes (A) a one year period of Continuous Service if he is a Full-Time Employee, or (B) 1,000 Hours of Service in the 12-month period following his Resumption of Service Commencement Date or any monthly anniversary thereof if he is a Part-Time Employee. Notwithstanding the preceding sentence, an Employee’s membership in the Plan shall resume on his Resumption of Service Commencement Date if (a) he has completed at least five years of Service or (b) the number of his one year breaks in service does not equal or exceed the greater of (i) five or (ii) the aggregate years of Continuous Service prior to his break in service.

ARTICLE III. Types of Service.

3.1 For purposes of this Plan, a Member’s years of service for eligibility and vesting shall be determined in accordance with the following:

(a) Continuous Service means an Employee’s period of uninterrupted service with the Contributing Companies, Predecessor or any Affiliate beginning with the Employee’s Service Commencement Date with no breaks in service which would terminate employment. It shall include all periods during which a Member receives benefits under the Company’s or his employer’s long-term disability insurance and any waiting period preceding payment of such benefits. Continuous Service shall not include all years of such service prior to the Member’s eighteenth birthday. Continuous Service shall not be considered broken by:

(i) a period of service with the Armed Forces of The United States of America if an Employee, who left active service with a Contributing Company to enter and did directly enter such Armed Forces, returned to active employment within the time and under the conditions which entitle him to reemployment rights under the laws of The United States of America,

(ii) the period covered by an authorized leave of absence, as defined in Section 2.2,

(iii) transfer directly from the employment of the Company or a Subsidiary to the employment of the Company or another Subsidiary or Affiliate.

If an Employee or Member whose Continuous Service is broken after January 1, 1985 is subsequently reemployed and he thereafter meets the definition of Employee, his prior Continuous Service shall be reinstated if he had met the requirements for a vested benefit under Section 9.1 at the time his prior Continuous Service was broken, or the number of his one year breaks in service does not equal or exceed the greater of five or the aggregate years of Continuous Service prior to his break in service. Service with (a) a corporation which is a Subsidiary prior to the date such corporation became a Subsidiary or (b) with a division, operating unit or department of the Company or a Subsidiary prior to the date such division, operating unit or department became a division, operating unit or department of the Company or a Subsidiary shall, except to the extent provided by the Head of Human Resources of The Bank of New York on a uniform and nondiscriminatory basis for similarly situated employees, be excluded from Continuous Service. Notwithstanding the foregoing sentence, (i) the Continuous Service of any former employee of Irving Bank Corporation and its subsidiaries who is hired by a Contributing Company after November 29, 1988, shall include service with Irving Bank Corporation and its subsidiaries, (ii) the Continuous Service of employees of Barclays Bank PLC (“Barclays”) and Barclays Bank of New York (“BBNY”) who become Employees on the “Closing Date”, as defined in Section 7.7(a) of the Purchase and Assumption Agreement, dated as of June 17, 1992, among Barclays, BBNY and The

Bank of New York (without regard to the second sentence of subsection (iii) thereof), shall include service with Barclays, BBNY or its or their affiliates (including periods of employment with any other employer which are taken into account under the Barclays Bank PLC USA Staff Pension Plan) prior to such Closing Date, (iii) the Continuous Service of Employees of The Bank of New York NA, National Community Division (“National Community Employees”) shall include service with National Community Bank of New Jersey and its predecessors prior to the “Effective Time”, as defined in the Agreement and Plan of Merger, dated as of January 29, 1993, by and among the Company, B.N.Y. Holdings (New Jersey) Corporation and National Community Banks, Inc., (iv) the Continuous Service of Employees of BNY Mortgage Company, Inc. on July 1, 1995 (“BNY Mortgage Employees”) shall include service with ARCS Mortgage, Inc. prior to July 1, 1995, (v) the Continuous Service of Employees of Putnam Trust Company shall include service with The Putnam Trust Company of Greenwich and its predecessors prior to the “Effective Time” as defined in the Agreement and Plan of Merger dated as of March 25, 1995 by and between the Company and The Putnam Trust Company of Greenwich, (vi) the Continuous Service of “Employees” who accept employment with the “Buyer Parties”, as such terms are defined in the Purchase and Sale Agreement, dated as of April 21, 1995, by and among BankAmerica Corporation, the Sellers named on Exhibit A attached thereto, and The Bank of New York Company, Inc. (the “BankAmerica Agreement”), shall include service with the “BankAmerica Parties” and their “Affiliates”, as such terms are defined in the BankAmerica Agreement, (vii) the Continuous Service of “Transferred Employees”, as such term is defined in the Asset

Purchase Agreement, dated as of May 22, 1995, between Morgan Guaranty Trust Company of New York and The Bank of New York (the “Morgan Guaranty Agreement”), shall include service with Morgan Guaranty Trust Company of New York and any “Affiliate”, as such term is defined in the Morgan Guaranty Agreement, and (viii) the Continuous Service of “Transferred Employees”, as such term is defined in the Asset Purchase Agreement between The Bank of New York and NationsBank Corporation, dated as of May 30, 1995 (the “NationsBank Agreement”), shall include service with NationsBank Corporation and its affiliates.

Effective January 1, 1976 for purposes of the Plan, a “one-year break in service” with respect to an Employee shall be deemed to have occurred at the end of the 12 consecutive month period beginning on the date such Employee severs his service. If an Employee severs his service but is reemployed prior to incurring a “one-year break in service”, the period of time between his severance from employment and his reemployment shall be counted as Continuous Service for purposes of membership and vesting but not as Credited Service for purposes of benefit accrual. Effective January 1, 1985 for purposes of determining whether a “one-year break in service” has occurred for purposes of membership and vesting (but not for benefit accrual), a Full-Time Employee who is absent from employment due to a “maternity absence” shall not be deemed to have severed service until the first anniversary of the first day of such maternity absence (so that the adjusted “one-year break in service” date shall be the second anniversary of the first day of such maternity absence). The period of time between the first and second anniversary of the first day of such maternity absence shall not be counted as a period of service or a period of severance. A Part-Time Employee who is absent from employment due to a “maternity absence” shall be credited with the number of hours she would normally be scheduled to work, up to a maximum of 501, for the year before the maternity absence (if such hours are necessary to prevent a break in service for that year), or for the following year. A “maternity absence” for purposes of this paragraph means a period during which an Employee is absent from work for any period by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for the purposes of caring for such child for a period beginning immediately following such pregnancy, birth or placement.

(b) Credited Service shall mean a Member’s years and months of Continuous Service with a Contributing Company, up to a maximum of forty years, and after becoming a Member; provided, however, (i) if a Member is transferred to employment with a Subsidiary or Affiliate or a division, operating unit, department or group of employees of a Subsidiary or Affiliate which is not a Contributing Company, such Continuous Service will not, except to the extent provided by the Head of Human Resources of The Bank of New York on a uniform and nondiscriminatory basis for similarly situated employees, be counted in determining Credited Service, (ii) if a Member was a member of a Prior Plan or a qualified plan of a Predecessor which was merged into this Plan prior to becoming a Member, such period of membership shall also be counted in determining Credited Service, (iii) if a Member was an employee of Irving Bank

Corporation and its subsidiaries and is hired by a Contributing Company after November 29, 1988, Continuous Service credited for service with Irving Bank Corporation and its subsidiaries shall not be counted in determining Credited Service, and (iv) the Continuous Service, prior to becoming a Member, of a part-time employee who was an Employee on January 1, 2000 shall also be counted in determining Credited Service, other than (x) the first year of such Continuous Service, (y) Continuous Service prior to August 11, 1993 for employees of National Community Bank of New Jersey and its predecessors who did not complete 1,000 hours of service in the 12-month period ending December 31, 1993 and (z) Continuous Service prior to November 1, 1995 for employees of Putnam Trust Company and its predecessors who did not complete 1,000 Hours of Service in the 12-month period ending December 31, 1995. Notwithstanding the foregoing sentence, in determining Credited Service there shall be excluded the Continuous Service which is taken into account pursuant to the sixth sentence of Section 3.1(a) of (i) employees of Barclays and BBNY, (ii) BNY Mortgage Employees, (iii) “Employees” who accept employment with the “Buyer Parties”, as such terms are defined in the BankAmerica Agreement, (iv) “Transferred Employees”, as such term is defined in the Morgan Guaranty Agreement, and (v) “Transferred Employees”, as such term is defined in the NationsBank Agreement.

ARTICLE IV. Retirement Dates.

4.1 Normal Retirement and Deferred Retirement

Any Member in service who has attained or attains Normal Retirement Age on or after the Effective Date shall be retired under this Plan if such Member makes written application therefor to the Committee setting forth a date after the Member’s Normal Retirement Age not less than sixty nor more than ninety days following the date of the application. The Committee shall retire such Member as of the close of business on the day requested by the Member.

4.2 Mandatory Retirement

Each Member in service who is employed in a “bona fide executive or high policy making position” as such terms are defined in the Age Discrimination in Employment Act Amendments of 1978 for the two years immediately preceding his retirement and who is entitled to immediate nonforfeitable annual retirement benefits from the Plan, the Profit-Sharing Plan and the ESOP and any other Plan required to be counted for this purpose (on a straight life annuity basis) totaling $44,000 a year, shall be retired under this Plan by the Committee as of the close of business on the last day of the calendar month during which such Member attains age sixty-five unless the Pension Committee of the Board of Directors informs the Committee that it requests the Member not be retired.

4.3 Early Retirement

Any Member in service who has attained or attains age fifty-five on or after the Effective Date shall be retired under this Plan if such Member makes written application therefor to the Committee setting forth a date after the Member’s fifty-fifth birthday not less than sixty nor more than ninety days following the date of the application. The Committee shall retire such Member as of the close of business on the day requested by the Member.

4.4 Effect of Certain Dispositions

In the event of the disposition by the Company or a Subsidiary to an unrelated purchaser of all or substantially all of the stock or other equity interests in any corporation, partnership or other entity (the “Former Affiliate”) which is either a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or a trade or business under common control (within the meaning of Section 414(c) of the Code) with the Company, a Member employed by such Former Affiliate at the time of such disposition may retire for purposes of Section 4.1 and 4.3 if (i) the Plan continues to be maintained by the Company and (ii) the agreement for such disposition does not provide that (A) the Plan will be maintained by the Former Affiliate, the unrelated purchaser or any other employer which is a member of the same controlled group of corporations as the unrelated purchaser or is a trade or business under common control with the unrelated purchaser or (B) assets and liabilities of the Plan will be transferred to a defined benefit plan of the Former Affiliate, the unrelated purchaser or any other employer which is a member of the same controlled group of corporations as the unrelated purchaser or is a trade or business under common control with the unrelated purchaser. Notwithstanding anything contained in the Plan to the contrary, for purposes of determining the Actuarial Equivalent of an optional form of payment of the retirement benefit (other than Option 5) of a Member who retires as of the closing date of the disposition of the Former Affiliate, the annual interest rate shall be the lesser of the applicable rate on (A) the original anticipated closing date of such disposition which was communicated to affected Members or (B) the actual closing date of such disposition.

ARTICLE V. Retirement Benefits.

5.1 Normal Retirement Benefit

The annual retirement benefit payable to a Member on his attainment of Normal Retirement Age shall be an amount equal to (a) plus (b), and reduced (when applicable) by the ESOP offset described in (c)::

(a) Pre-2006 Final Average Pay Benefit: The sum of (i) and (ii) multiplied (when applicable) by the “Indexation Factor” as provided (iii), in each case as described below:

(i) 1.5% of Member’s Average Final Compensation multiplied by his years of Credited Service prior to January 1, 1976; plus

(ii) 1.65% of Member’s Average Final Compensation minus 1.25% of the Member’s Primary Social Security Benefit, in each case multiplied by his years of Credited Service after December 31, 1975 and prior to January 1, 2006 (which, when combined with the years of Credited Service counted under (i) shall not exceed 40 years); and

(iii) For Members in Continuous Service with a Contributing Company on or after January 1, 2006, the sum (i) and (ii) shall be multiplied by the Indexation Factor.

(b) Post-2005 Career Average Pay Benefit: The sum of 1% of the Member’s Compensation for each year of Credited Service beginning on or after January 1, 2006, provided that the total of the years of Credited Service counted under Section 5.1(a) and this Section 5.1(b) shall not exceed 40.

(c) ESOP Offset: In the case of a Member who also participates in the ESOP, the total benefit produced by the sum of (a) and (b) shall be reduced on and after January 1, 1986 by the Actuarial Equivalent of the vested portion of a Member’s account under the ESOP. Notwithstanding the foregoing, the reduction provided in this subsection (c) shall not be made if prior to the payment or commencement of payment to the Member’s retirement benefits hereunder a transfer is made to the Plan of the Member’s vested account under the ESOP, and no Member’s accrued benefit as of December 31, 1985 shall be retroactively reduced by the amendment that originally implemented the ESOP offset described in this subsection (c).

Notwithstanding any other provision in the Plan, the Accrued Benefit of each TRA 86 Member will be the greater of:

(i) the Member’s normal retirement benefit as of December 31, 1988, frozen in accordance with Section 1.401(a)(4)-13 of the Income Tax Regulations, and

(ii) the Member’s normal retirement benefit determined under the first paragraph of this Section with respect to all of the Member’s years of Credited Service.

For purposes of this paragraph, a “TRA 86 Member” means a Member whose Accrued Benefit as of a date on or after the first day of the Plan Year beginning on January 1, 1989, is based on Compensation for a year beginning prior to the Plan Year beginning on January 1, 1989, that exceeded $200,000.

Unless provided otherwise under the Plan, each OBRA 93 Member’s Accrued Benefit will be the greater of:

(i) the Member’s normal retirement benefit determined under the first paragraph of this Section with respect to all of the Member’s years of Credited Service, or

(ii) the sum of:

(A) the Member’s normal retirement benefit as of December 31, 1993, frozen in accordance with Section 1.401(a)(4)-13 of the Income Tax Regulations, and

(B) the Member’s normal retirement benefit determined under the first paragraph of this Section with respect to the Member’s Credited Service credited to the Member for Plan Years beginning on or after January 1, 1994.

For purposes of this paragraph, an “OBRA 93 Member” means a Member whose Accrued Benefit as of a date on or after the first day of the Plan Year beginning on January 1, 1994 is based on Compensation for a year beginning prior to the Plan Year beginning on January 1, 1994 that exceeded $150,000.

5.2 Deferred Retirement Benefit

A Member who retires at a Mandatory Retirement Date pursuant to Section 4.2 and any other Member who retires after his Normal Retirement Date pursuant to Section 4.1 shall receive his Accrued Benefit as of such date. A Member who retires after Normal Retirement Age may continue to participate in this Plan and accrue additional benefits until retirement in accordance with, and subject to the limitations of, Section 5.1. Further, in no event shall the deferred benefit be less than such Member’s Accrued Benefit would have been had the Member retired at Normal Retirement Age.

5.3 Early Retirement Benefit

A Member who commences employment with the Company prior to January 1, 2006 and retires at an Early Retirement Date after completing twenty years of Continuous Service shall receive his Accrued Benefit reduced by  1/2 of 1% for each month that commencement of benefits precedes age 57. Each other Member who retires at an Early Retirement Date shall receive his Accrued Benefit reduced by  1/2 of 1% for each month that commencement of benefits precedes Normal Retirement Age.

5.4 Benefit Limitations

(a) Notwithstanding the provisions of Sections 5.1, 5.2, 5.3 and 7.1, in limitation years beginning before January 1, 2001, the annual amount of the retirement benefit, paid in the form of either a single life annuity or a joint and survivor annuity under Section 6.2(a), shall not exceed the lesser of (i) $90,000 (as adjusted to reflect increases in the cost-of-living pursuant to Section 415(d) of the Code) or (ii) 100% of the average of the Member’s total compensation during 3 consecutive Plan Years in which the Member earned the greatest total compensation. If a Member’s retirement benefit is paid in a form other than a single life annuity or a joint and survivor annuity under Section 6.2(a), the amount thereof, as adjusted as provided in the next sentence, shall not exceed the limitations of this paragraph. The amount of such retirement benefit shall be adjusted to the actuarial equivalent of a single life annuity based on (i) the actuarial factors and assumptions described in Table A or (ii) the mortality table and interest rate referred to in Section 5.7, whichever produces the higher amount.

(b) If the date of commencement of the Member’s retirement benefit is after the Member’s Social Security Retirement Age, the $90,000 limitation in (a) above (as adjusted) shall be increased to the equivalent actuarial value thereof beginning at the Social Security Retirement Age. If the date of commencement of the Member’s retirement benefit is prior to the Member’s 62nd birthday, the $90,000 limitation in (a) above (as adjusted) shall be reduced to the equivalent actuarial value thereof beginning at age 62. Such increase or reduction shall be made using (i) the actuarial factors and assumptions described in Table A or (ii) the mortality table and interest rate referred to in Section 5.7, whichever produces the lower amount.

(c) If the Member has less than 10 years of participation in the Plan, the $90,000 limitation in (a) above shall be reduced by one-tenth for each year of participation in the Plan (or part thereof) less than 10. If the Member has less than 10 years of Continuous Service, the compensation limitation in (a) above shall be reduced by one-tenth for each year of Continuous Service (or part thereof) less than 10.

(d) All defined benefit plans of the Company and any Subsidiary or Affiliate are to be treated as one defined benefit plan for purposes of this Section, and no Member’s annual retirement benefit is reduced by virtue of transfers of assets to the ESOP.

(e) In the case of a Member whose Accrued Benefit as of December 31, 1982 exceeds the maximum annual retirement benefit permitted under Section 415(b) of the Code (as amended by the Tax Equity and Fiscal Responsibility Act of 1982 and effective as of January 1, 1983 with respect to the Plan), the limitation of Section 415(b) of the Code (regarding Sections 415(b) and (e) of the Code as applied to the Plan) shall equal the Member’s Accrued Benefit determined as of such date.

(f) In the case of a Member whose Accrued Benefit as of December 31, 1986 exceeds the maximum annual retirement benefit permitted under Section 415(b) of the Code, the limitation of Section 415(b) of the Code (regarding Sections 415(b) and (e) of the Code as applied to the Plan) shall equal the Member’s Accrued Benefit determined as of such date.

(g) For purposes of this Section 5.4, “Total compensation” shall mean the total of all amounts paid to a Member by the Company, a Subsidiary or Affiliate (or, if applicable, a Predecessor) for personal services actually rendered during a year, computed prior to any reduction for elective deferrals under any qualified cash or deferred arrangement or cafeteria plan maintained by the Company or a Subsidiary (or a Predecessor) pursuant to Section 401(k) of the Code or Section 125 of the Code respectively, and in accordance with Treasury Regulation Section 1.415-2(d) and Section

415(c)(3) of the Code and, effective January 1, 2001, any qualified transportation fringe benefit plan described in Section 132(f) of the Code.

Effective for limitation years ending after December 31, 2001:

(h) Benefit increases resulting from the increase in the limitations of Section 415(b) of the Code will be provided to all current and former Members (with benefits limited by Section 415(b)) who have an accrued benefit under the Plan immediately prior to the effective date of this Section (other than an accrued benefit resulting from a benefit increase solely as a result of the increases in limitations under Section 415(b)).

In no event will the dollar amount of a Member’s annual retirement benefit exceed the maximum permissible amount (as defined below). If a Member’s retirement benefit is paid in a form other than a single life annuity or a joint and survivor annuity under Section 6.2(a), the amount thereof, as adjusted as provided in the next sentence, shall not exceed the limitations of this subsection (h). The amount of such retirement benefit shall be adjusted to the actuarial equivalent of a single life annuity based on (i) the actuarial factors and assumptions described in Table A or (ii) the mortality table and interest rate referred to in Section 5.7, whichever produces the higher amount. For purposes of this subsection (h), the following terms shall have the meanings set forth below:

The “defined benefit dollar limitation” is $160,000, as adjusted, effective January 1 of each year, under Section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies.

The “defined benefit compensation limitation” is 100% of the Member’s average compensation for the Member’s high 3 years, determined in accordance with Section 415(b) of the Code and the regulations thereunder.

The “maximum permissible benefit” is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation both adjusted where required, as provided in (A) and, if applicable, in (B) or (C) below.

(A) If the Member has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (1) the numerator of which is the number of years (or part thereof) of participation in the Plan and (2) the denominator of which is 10. In the case of a Member who has fewer than 10 years of Credited Service, the defined benefit compensation limitation shall be multiplied by a fraction, (x) the numerator of which is the number of years (or part thereof) of Credited Service and (y) the denominator of which is 10.

(B) If the benefit of a Member begins prior to age 62, the defined benefit dollar limitation applicable to the Member at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Member at age 62 (adjusted under (A) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (1) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 5.7 of the Plan and (2) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5-percent interest rate and the applicable mortality table as specified in Section 5.7 of the Plan. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (B) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Member. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(C) If the benefit of a Member begins after the Member attains age 65, the defined benefit dollar limitation applicable to the Member at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Member at age 65 (adjusted under (A) above, if required). The Actuarial Equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (1) the lesser of the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 5.7 of the Plan and (2) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5-percent interest rate assumption and the applicable mortality table as specified in Section 5.7 of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

5.5 Offsets and Deductions from Benefits

In no event shall a benefit payable under the Plan duplicate a benefit payable with respect to the same service pursuant to the provisions of a Prior Plan or a qualified plan of a Predecessor. The offset for the benefit payable under such other Plan shall be the Actuarial Equivalent of the Accrued Benefit otherwise payable under this Plan.

5.6 Prohibition on Reduction in Benefits

In no event shall the Accrued Benefit payable in respect of, a Member who was a member or participant under a Prior Plan be less than his accrued benefit under such Prior Plan immediately prior to its merger into this Plan.

5.7 Lump Sum Payment in Full Discharge of Benefits

If the present value of the benefits of a Member who retires or terminates employment with a right to a vested benefit does not exceed $1,000, or the present value of the benefits payable to a beneficiary or alternate payee, as applicable, does not exceed

$1,000 at the time such benefits become payable, such Member, beneficiary or alternate payee (each a “Payee”) shall be paid such present value in cash in a lump sum as soon as practicable thereafter in full satisfaction of the Payee’s benefits under the Plan. Such present value shall be equal to the Actuarial Equivalent of the Payee’s benefits as determined using (i) the applicable mortality table prescribed by the Secretary of the Treasury (or a delegate thereof) pursuant to Section 417(e)(3)(A) of the Code and (ii) the applicable interest rate, which is the annual interest rate on 30-year Treasury securities as specified by the Secretary of the Treasury (or a delegate thereof) pursuant to Section 417(e)(3)(A) of the Code for the prior calendar month preceding the first day of the month during which the payment is made. (Accordingly, the “stability period” is one calendar month.) Notwithstanding anything contained herein to the contrary, in no event shall such present value be less than the Actuarial Equivalent of the Payee’s Accrued Benefit as of June 30, 1995 under the terms of the Plan as then in effect.

ARTICLE VI. Payment of Retirement Benefits.

6.1 Normal Form

Except as provided in Section 6.2, a Member’s normal form of retirement benefit shall be an income payable monthly for life and terminating with the payment preceding his death.

6.2 Alternate Normal Form

If a Member retires on or after he reaches age 55 and is married on such date, unless he shall have elected otherwise in writing during the period specified below, his benefits shall be paid in the alternate normal form in accordance with the following provisions:

(a) The alternate normal form shall consist of a joint-and-survivor annuity which is the Actuarial Equivalent of the normal form of retirement income provided under Section 6.1, payable in monthly installments during the life of the Member and thereafter during the life of his spouse (if his spouse shall then be living) in an amount equal to 50% of the reduced installments payable during his life.

(b) At least 90 days prior to the commencement of the election period described in paragraph (c) below, the Committee shall furnish to him in writing, a nontechnical explanation of the terms and conditions of the alternate normal form and the effect of his revoking or continuing it, including a statement, in terms of dollars per annuity payment, of the financial effect of receiving benefits in the alternate normal form.

(c) On a form prescribed by the Committee, a Member, otherwise eligible to receive benefits in the alternate normal form, may, with the written consent of his spouse, elect not to receive benefits in such form in which case benefits will be paid as provided in Section 6.1 or, if elected and if the Member qualifies therefor, in an optional form described in Section 6.3. An election not to receive the alternate normal form must be filed no later than the later of:

(i) 30 days prior to the date that retirement benefits are to commence; or

(ii) the end of the 90-day period commencing on the date on which the Committee provides the information described in subsection 6.2(b).

An election not to receive benefits in the alternate normal form may be revoked by filing a written revocation with the Committee within the election period described in paragraph (c) above. Notwithstanding any other provisions of this Plan to the contrary, in the event that a Member dies within 30 days prior to retirement, his benefits will be paid in accordance with Section 7.1.

(d) Notwithstanding the foregoing (but subject to the last sentence of subsection (c) above) the Committee may provide the notice described in subsection (b) above less than 30 days before the date retirement benefits are to commence (the “annuity starting date”), provided that the following requirements are met:

(i) the Committee provides information to the Member indicating that the Member has a right to at least 30 days to consider whether to waive the alternate normal form and consent to a form of distribution other than the alternate normal form;

(ii) the Member is permitted to revoke an affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the alternate normal form is provided to the Member;

(iii) the annuity starting date is after the date that the explanation of the alternate normal form is provided to the Member; and

(iv) distribution in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins the day after the explanation of the alternate normal form is provided to the Member.

(e) The alternate normal form shall not be payable to the surviving spouse of the Member unless the Member shall have been married to such spouse during the one-year period ending on the date of the Member’s death.

6.3 Optional Forms

(a) In lieu of the normal form or alternate normal form of retirement benefit, a Member may elect at any time at least thirty days prior to his retirement under Sections 4.1, 4.2 and 4.3, provided the Member’s spouse, if any, consents in writing to such election, to receive an optional form of settlement that is the Actuarial Equivalent of the normal form of benefit under Section 6.1 (and to any beneficiary designated to thereunder) in one of the following forms:

Option 1: A reduced benefit payable during his life with the provision that it shall continue after his death either (i) at the same ratio or (ii) at two-thirds of the rate payable during his life for the life of his spouse, should such spouse survive him. If such spouse should predecease the Member, payment of benefits under this Option shall cease upon the Member’s death. The Member shall elect the rate at which the surviving spouse shall receive payment.

Option 2: A benefit payable monthly for his life with either (i) 60 or (ii) 120 payments guaranteed, with payments to continue to a beneficiary designated by him (or if the beneficiary should predecease the Member, to the Member’s estate) should the Member die prior to the expiration of the guarantee period. The Member shall elect which guarantee period shall apply.

Option 3: A Member who retires before he is eligible to apply for benefits under the Social Security Act may elect to receive any benefit adjusted in such manner that the total monthly amount received by the Member from the Plan and, when he becomes eligible therefor, from Social Security, will be approximately the same both before and after the time when the Member begins to receive such Social Security benefits. For the purpose of this option, Social Security benefits shall be taken at the amount of primary benefits which the Member would receive when first eligible for such benefits. A Member may also elect this Option 3 in conjunction with Option 1 or Option 2.

Option 4: Prior to November 10, 1981, any Member who remains in service after he first becomes eligible to retire under Section 4.1 above may, at any time at least thirty days prior to his retirement or death, elect to receive, in lieu of the benefit to which he would be entitled at the time of his retirement or at the time of his death if he were considered to retire at that time, an optional form of settlement which is the Actuarial Equivalent of the Normal Form of benefit (under the applicable terms of the Plan in effect for such option) (computed on the basis of his number of years of Credited Service prior to, and his Average Final Compensation immediately preceding the date of this election) under one of the Options of this Section 6.3, such optional benefit to commence or be payable at his retirement or death, whichever is earlier. In the event of the death of the Member after effectively making this election, payment will be made to a beneficiary designated by him as though such Member had retired immediately prior to the date of his death.

An election under this Option 4 shall be irrevocable and in lieu of any other election under Section 6.3, and in lieu of the benefit provided in Section 4.1. If the Member’s designated beneficiary predeceases the Member whether before or after the Member’s retirement, the election shall remain in effect and the rate and amount of payments to which the Member is entitled will remain unchanged and will cease upon his death; provided, however, that the Member may change the designation of the Option described in this Section 6.3 payable pursuant to his election under this Option 4 and any designation of beneficiary made by him pursuant to Section 6.4 at any time at least thirty days prior to his retirement.

On or after November 10, 1981, a Member may not select Option 4. Any Member in service as of such date who previously made an irrevocable election under the preceding paragraph may make a one-time election, at any time at least thirty days prior to his retirement, to receive his Accrued Benefit under any Option permitted under Article VI without regard to his previous irrevocable election. If any Member entitled to make an election under this paragraph fails to do so, he will receive his Accrued Benefit, determined as of the date of his irrevocable election, in accordance with such irrevocable election.

Option 5: For Members who commenced employment with a Contributing Company prior to January 1, 2006, a single lump-sum payment of the Actuarial Equivalent of a Member’s Accrued Benefit determined using (i) the applicable mortality table prescribed by the Secretary of the Treasury (or a delegate thereof) pursuant to Section 417(e)(3)(A) of the Code and (ii) applicable interest rate, which is the annual interest rate on 30-year Treasury securities as specified by the Secretary of the Treasury (or a delegate thereof) pursuant to Section 417(e)(3)(A) of the Code for the prior calendar month preceding the first day of the month during which the payment is made. (Accordingly, the “stability period” is one calendar month.) Notwithstanding anything contained herein to the contrary, in no event shall such lump-sum payment be less than the equivalent actuarial value of the Member’s Accrued Benefit as of June 30, 1995 under the terms of the Plan as then in effect.

Notwithstanding anything contained herein to the contrary, a Member who was an Employee at the time of the Member’s retirement and who had an hour of Credited Service on or after January 1, 2005, may elect at any time at least sixty days prior to the Member’s retirement under Sections 4.1, 4.2 and 4.3 to receive an optional form of settlement, of which is the Actuarial Equivalent of the benefits the Member would receive under the normal form under Section 6.1, in the form of a reduced benefit payable during the Member’s life with the provision that it shall continue after the Member’s death either (i) at the same rate, (ii) at two-thirds of the rate payable during the Member’s life for the life of the Member’s domestic partner, should such domestic partner survive the Member, or (iii) at 50% of the rate payable during the life of the Member for the life of the Member’s domestic partner, should such domestic partner survive the Member. If such domestic partner should predecease the Member, payment of the benefits under this Option shall cease upon the Member’s death. The Member shall elect the rate at which the domestic partner shall receive payment. For purposes of this paragraph, “domestic partner” shall have the meaning ascribed to such term (A) under Chapter 12B.1 of the San Francisco, California Administrative Code, (B) under other applicable law, or (C) by the Company generally to mean a person (who is at least 18 years of age) to whom a Member (who is at least 18 years of age) is not legally married (and who is not legally married to someone else), to whom the Member is not related by blood, with whom the Member shares a principal residence, and with whom the Member is in a relationship that is intended to be both permanent and one in which each is the sole domestic partner of the other, provided such Member signs a confirmation (in a form acceptable to the Company) affirming his status and, provided, further, that the Member promptly notifies the Company of any change in such status.

(b) No election under this Section 6.3 shall become effective if the Member, and in the case of an election under Option 1, the Member’s spouse, shall die prior to the time the Member commences to receive benefits. However, if a Member dies within thirty days of the date his retirement benefits commence, any election made by him under this Section 6.3 prior to his death shall become effective and irrevocable. Further, if the Member shall die within the 30 days preceding retirement, the benefit payable to his spouse under the option shall not be less than the benefit provided under Article V.

(c) The payments to be made under this Plan shall satisfy the requirements of the Regulations in §1.401(a)(9)–2 with respect to minimum incidental benefits.

(d) Notwithstanding the foregoing, an election of an optional form of benefit as permitted under the terms of the Plan in effect on December 31, 1983 shall be effective if it is made prior to January 1, 1984 and is not changed or revoked subsequent to December 31, 1983.

6.4 Designation of Beneficiary

Where this Plan provides for the designation of a beneficiary, the Member shall make such designation and shall be entitled to revoke or change such designation (with the consent of his spouse if he is married) in writing on a form provided by the Committee filed no later than thirty days prior to retirement or, in the case of a benefit under Section 9.1, thirty days prior to his Normal Retirement Date, or at the date his benefits commence, if earlier. No designation may be made, revoked, or changed after that time except under Option 2.

6.5 Time of Distribution

Distribution of benefits shall commence no later than 60 days after the close of the Plan Year in which the latest of the following events shall occur:

(a) the Member attains his Normal Retirement Age;

(b) the 10th anniversary of the date on which the Member commenced participation in the Plan;

(c) the date the Member terminates employment; or

(d) the date specified in a written election by the Member to have benefits commence at a date later than otherwise required by this Section.

Notwithstanding any other provision of the Plan to the contrary, payment of the retirement benefit of a Member who (i) is a 5-percent owner (within the meaning of Section 416(i)(1)(B) of the Code) of the Company or any Affiliate at any time during the Plan Year ending in the calendar year in which the Member attains age 70 1/2 and (ii) continues as an Employee after the calendar year in which he attains age 70 1/2 shall commence no later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2 (the “Required Beginning Date”); provided, however, that if the Member has not made a timely election of an optional form of benefit pursuant to Section 6.3, his retirement benefit shall be paid in the normal form or alternate normal form pursuant to Sections 6.1 and 6.2. In the event that a Member whose retirement benefit has commenced in accordance with the preceding sentence retires within 12 months after the commencement of his benefit or any anniversary of such April 1, his retirement benefit shall be redetermined as of his actual retirement date. In the event that such Member is not retired as of any anniversary of the commencement of his benefit, his retirement benefit shall be redetermined to take into account any increase therein since his Required Beginning Date.

Payment of the retirement benefit of a Member who (i) continues in employment after the calendar year in which he attains age 70 1/2 and (ii) was not a 5-percent owner of the Company or any Affiliate at any time during the calendar year in which the Member attains age 70 1/2 shall commence no later than April 1 of the calendar year following the calendar year in which the Member’s employment terminates in accordance with the applicable provisions of Sections 6.1, 6.2 and 6.3; provided, however, that such Member will be permitted to elect any optional form of benefit under Section 6.3 that would have been available if the Member had terminated employment in the calendar year in which the Member attained age 70 1/2. In addition, the retirement benefit of a Member referred to in the preceding sentence shall be actuarially increased to take into account the period (the “Deferral Period”) from April 1 of the calendar year following the calendar year in which the Member attained age 70 1/2 to the date on which benefits payments commence by (i) adjusting the Member’s retirement benefit on the date payment commences (without regard to any additional accruals during the Deferral Period) to be Actuarial Equivalent to the Member’s retirement benefit at the beginning of the Deferral Period; and (ii) adjusting any additional retirement benefits accrued during the Deferral Period, after reduction for the increase in the amount of the Member’s retirement benefit provided in clause (i), so that the amount thereof on the date payment commences is the Actuarial Equivalent of the benefit payable at the beginning of the Deferral Period.

The provisions of the preceding two paragraphs apply to Members who attain age 70 1/2 after December 31, 1999; the provisions of the second paragraph of this Section as in effect prior to January 1, 2000 shall continue to apply to Members who attained age 70 1/2 prior to January 1, 2000.

6.6 Effect of Re-Employment

If a Member who is receiving benefits under Section 5.1, 5.3, 9.1 or 9.2 resumes employment with the Company or any Affiliate, his benefit payments shall be continued

in the same amount and in the same form. Upon subsequent retirement or termination of employment, such Member shall be entitled to receive a revised retirement benefit taking into account the Member’s Credited Service and Compensation during such resumption of employment. In determining such Member’s revised benefit under Section 5.1(a) (if applicable), if the Member was a Full-Time Employee at the time of his retirement or termination of employment and resumes employment as a Part-Time Employee, his Compensation for each year of Credited Service (or part thereof) during the period of his resumption of employment shall be deemed to be equal to the product of (i) the Member’s hourly wage rate multiplied by the number of hours per calendar month regularly scheduled to be worked by a similarly situated Full-Time Employee, (ii) a fraction, the numerator of which is the average of the number of Hours of Service credited to the Member in each calendar month during each such year of Credited Service (or part thereof), and the denominator of which is the number of hours per calendar month regularly scheduled to be worked by a similarly situated regular Full-Time Employee during each such year of Credited Service (or part thereof) and (iii) the number of calendar months during each such year of Credited Service in which the Member has been credited with one or more Hours of Service.

The following provisions shall apply to any Member reemployed on or after January 1, 2006:

(a) Such Member’s benefit under Section 5.1(b) shall be determined based on his actual Compensation during the period of his resumption of employment and, if applicable, any period of initial employment on or after January 1, 2006.

(b) If such Member initially commenced employment with a Contributing Company prior to January 1, 2006 and did not forfeit or receive a distribution of his prior Accrued Benefit, the Indexation Factor provided by Section 5.1(a)(iii) shall be applied based on Continuous Service commencing on his reemployment date and, if applicable, any other period of Continuous Service beginning on or after January 1, 2006 and completed prior to his initial termination of employment. Such Member shall be eligible to qualify for early retirement benefits under the first sentence of Section 5.3, and shall be eligible to elect Option 5 as an optional form of payment in accordance with Section 6.3(a).

(c) If such Member terminated employment with a Contributing Company on or after January 1, 2006 and received a distribution of his prior Accrued Benefit, such Member’s years of Credited Service will be capped at 40 less the number of years of Credited Service taken into account in determining such prior Accrued Benefit.

6.7 Direct Rollover Payments

(a) This Section 6.7 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) For purposes of this Section 6.7, the following terms shall have the meanings set forth below:

(i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and for distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution prior to January 1, 2002 that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

Notwithstanding the foregoing, but for distributions made under the Plan after December 31, 2001, for purposes of the direct rollover provisions of this Section, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

ARTICLE VII. Spouse’s Death Benefit.

7.1 In the event of the death of (a) a Member in active service prior to his retirement and after he has (i) attained age fifty and completed ten years of Credited Service, (ii) attained age fifty-five, (iii) completed twenty-five years of Continuous

Service or (iv) reached an age and completed a number of years of Continuous Service, the sum of which is at least sixty-five, or (b) a Member (A) who retires on an Early Retirement Date or on or after the Member’s Normal Retirement Date and (B) whose death occurs prior to the commencement of the Member’s retirement benefit, a benefit shall be paid to the surviving spouse of such Member commencing on the required beginning date for such spousal benefit under Section 401(a)(9) of the Code or such earlier date as may be elected by the surviving spouse in the manner prescribed by the Committee, provided that such Member has been legally married to such spouse for at least one year prior to the Member’s death. The annual amount of such benefit shall be 100% of the benefit the Member would have received had he retired on the date of death and elected Option 1(i) of Section 6.3 with the surviving spouse as his beneficiary. However, no early retirement reduction factor will be applied.

In the event of the death of (a) a Member in active service who has completed 10 years of Continuous Service but before he has attained age 50 or completed 10 years of Credited Service, or (b) a Member who has terminated employment, is entitled to a vested benefit under Article IX, and dies before payment of such benefit commences, and such Member is survived by a spouse to whom he has been legally married for at least one year prior to the Member’s death, a benefit shall be paid to such spouse commencing on the required beginning date for such spousal benefit under Section 401(a)(9) of the Code or such earlier date as may be elected by the surviving spouse in the manner prescribed by the Committee. The annual amount of such benefit shall be the amount the spouse would have received under the alternate normal form under Section 6.2 if the Member’s benefit had commenced on such date.

For purposes of this Section, a Member who is eligible to receive benefits under the Company’s long-term disability plan or the long-term disability plan of an affiliate and is accruing Credited Service pursuant to Section 2.3 at the time of his death shall be treated as a Member in active service.

For purposes of this Article VII, (i) the domestic partner (as such term is defined in Section 6.3(a)) of a Member who was an Employee at the time of the Member’s death and who had an hour of Credited Service on or after January 1, 2005, shall be treated as the spouse of the Member and (ii) the Member and such domestic partner shall be treated as having been legally married for at least one year prior to the Member’s death if they have met the requirements for domestic partner status (as defined in Section 6.3(a)) during such one-year period. Benefits payable to a domestic partner pursuant to this paragraph shall commence no later than the latest commencement date for such benefits permitted by Section 401(a)(9) of the Code, even if such date is prior to the Member’s 55th birthday.

7.2 The spouse or domestic partner (as such term is defined in Section 6.3(a)) of a Member who is entitled to receive a benefit pursuant to the first paragraph of Section 7.1 may elect to receive a lump sum which is the Actuarial Equivalent of the benefit otherwise payable, calculated using the same factors as are utilized in Section 5.7.

ARTICLE VIII. Contributions.

8.1 By Contributing Company

(a) Each Contributing Company shall pay to the Trustee the amounts actuarially required to provide the benefits for its Employees covered under the Plan. No contribution shall be required of Members. Each contribution by a Contributing Company is made on the express condition that the contribution is deductible under Section 404 of the Code.

(b) All expenses of the administration of the Plan shall be borne by the Contributing Companies, and the Company shall apportion such expenses among the Contributing Companies.

(c) Forfeitures due to the termination of employment of Members while not entitled to any benefits under the Plan shall be applied to reduce contributions of the Contributing Companies in subsequent years.

8.2 No Member Contributions

This Plan does not require or permit Member contributions.

ARTICLE IX. Vesting Upon Termination of Employment.

9.1 Upon Termination After Completion of Five Years of Continuous Service

If the employment of a Member who is an Employee on or after January 1, 1989 is terminated prior to qualifying for any early or other retirement benefits under the Plan after he has completed five years of Continuous Service or attained age 55, he shall be entitled to receive a deferred retirement benefit equal to his Accrued Benefit, payable in accordance with Section 6.1, Section 6.2 or Section 6.3, whichever is applicable, and commencing on the Member’s required beginning date under Section 401(a)(9) of the Code or such earlier date as the Member may elect in the manner prescribed by the Committee.

In the event of the disposition by the Company or a Subsidiary to an unrelated purchaser of all or substantially all of the stock or other equity interests in a Former Affiliate (as such term is defined in Section 4.4) to an unrelated purchaser or any other employer which is a member of the same controlled group of corporations as the unrelated purchaser or is a trade or business under common control with the unrelated purchaser, (and unless related assets and liabilities of the Plan will be transferred to another defined benefit plan), a Member employed by such Former Affiliate at the time of such disposition shall be deemed to have terminated employment for purposes of Article IX if, pursuant to Section 4.4, the Member could have retired for purposes of Section 4.1 and 4.3 had the Member attained Normal Retirement Age or age fifty-five.

9.2 Early Payment of Vested Benefits

Notwithstanding the above provisions of this Article IX, the Committee upon receipt of an application for benefits subsequent to the Member’s termination of employment but prior to his Normal Retirement Age will commence payment of any benefit payable in accordance with Section 9.1 as of the first day of any month coinciding with or following the date on which the Member attains age 55 subject to an actuarial reduction of  1/2 of 1% for each month by which commencement of benefit precedes the Member’s Normal Retirement Age.

ARTICLE X. Administration of the Plan.

10.1 The Plan shall be administered by a Committee which shall consist of three members holding the positions set forth in Section 10.2 below, who shall serve without compensation and hold office solely to the extent that they hold such positions. The Committee shall also serve as the “Named Fiduciary” within the meaning of Section 402(a) of ERISA, for other purposes for which it is granted authority under this Plan.

10.2 A member of the Committee shall be deemed to have been appointed to the Committee upon assuming a position listed below, and shall be deemed to have resigned from such position upon termination of employment or assuming a position not listed below. The job functions conferring automatic membership in the Committee are the following: (a) the Chief Trust Officer of The Bank of New York; (b) the Head of Investment Research of The Bank of New York; and (c) the Head of Benefits Planning of The Bank of New York.

10.3 The Committee, or its Chairman, subject to approval by the Committee, may appoint a Standing Committee of at least three members who, if they are not members of the Committee, shall not be Section 16 Persons or other employees likely to have access to material inside information, and shall delegate in writing to the Standing Committee such of its own duties as it may determine. The Standing Committee, if appointed, shall be required to report periodically, but not less frequently than annually, to the Committee. Appointments to the Standing Committee shall be made and accepted in writing, and resignations or removals from the Standing Committee shall be made in writing.

10.4 The Committee shall hold meetings upon such notice, at such places and at times as it may determine. A majority of the members of the Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Committee may be made either by the vote of a majority of those present at a meeting or in a document signed by all the members at the time in office without a meeting.

10.5 The members of the Committee shall elect from their number a Chairman, shall appoint a Secretary who may, but need not, be one of the members of the Committee, may appoint from their number such committees with such powers as they shall determine, may authorize one or more of their number or any agent to execute or deliver any instrument in their behalf, and may employ counsel and agents and such clerical and medical services as they may require in carrying out the provisions of the Plan. Subject to the limitations hereof, the Committee shall from time to time establish rules for the administration of the Plan and the transaction of its business. The Committee shall also employ an independent public accountant and an actuary who shall be responsible respectively for (a) the audit and review of financial statements of the Plan and (b) the preparation of actuarial statements and material required by ERISA.

10.6 The Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for valuations of the assets and liabilities of the Trust Fund. The Committee shall prepare annually a report showing the assets and liabilities of the Trust Fund as of the close of the Plan Year and giving a brief account of the operation of the Plan for such year. The

Committee shall cause to be prepared each year an actuarial report showing the recommended amount of contributions required to fund the benefits for that year allocated to show the amount required from each Contributing Company to adequately fund the benefits for its Employees.

10.7 The Committee shall have authority to interpret the provisions hereof, correct errors, resolve ambiguities and remedy inconsistencies or omissions. The determination by the Committee of any disputed questions hereunder shall be final and conclusive.

10.8 The Company will indemnify and save harmless each member of the Committee and, if appointed, the Standing Committee, against any cost, expense or liability, including his attorneys’ fees and any sum paid in settlement of any claim with the approval of the Company arising out of any act or omission to act as a member of the Committee or Standing Committee, except for his own willful misconduct or lack of good faith.

10.9 In case the claim of any Member or beneficiary for benefits under the Plan is denied, the Committee shall provide within 90 days of receipt of such written claim (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Member or beneficiary within 90 days after receiving the claim for benefits), adequate notice in writing to such claimant, in a manner calculated to be understood by the claimant, setting forth the specific reasons for such denial. The Committee shall afford a Member or beneficiary, whose claim for benefits has been denied, 60 days from the date notice of such denial is delivered or mailed in which to appeal the decision in writing to the Committee. If the Member or beneficiary appeals the decision in writing within 60 days, the Committee shall review the written comments and any submissions of the Member or beneficiary and render its decision regarding the appeal within 60 days of receipt of such appeal (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Member or beneficiary within 60 days after receiving the claim for benefits).

ARTICLE XI. Management of Trust Fund.

11.1 The funds of the Plan shall be held in the Trust Fund by the Trustee in accordance with the provisions of the Trust Indenture, and shall be applied to pay benefits under this Plan. Payments from the Trust Fund shall be made by the Trustee only upon the direction of the Committee or its appointee.

11.2 All expenses incurred in the administration of the Plan and the Trust Fund shall be paid from the Trust Fund to the extent not paid by the Company.

11.3 All assets held in the trust of the Prior Plan, including assets held for the benefit of retired employees and employees who otherwise terminated their employment while entitled to a benefit under the replaced plan, and their beneficiaries, shall be transferred to the Trust Fund. The Trustee shall then make payment from the Trust Fund of benefits to such persons, pursuant to the terms of the replaced plan. The Trustee shall also make payments from the Trust Fund of amounts required to be paid under Section 5.6(b) of this Plan.

11.4 No part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Members, spouses and beneficiaries of Members entitled to benefits under the Plan (and other persons entitled to benefits under any Prior Plan) and the payment of the expenses of administering the Plan and the Trust Fund prior to the satisfaction of all liabilities with respect to such Members, spouses, beneficiaries (and other persons). No person shall have any interest in or right to any part of the corpus or income of the Trust Fund except as and to the extent expressly provided in the Plan and the Trust Indenture, and except as provided under the Code and Title IV of ERISA, the Contributing Companies shall have no liability for the payment of benefits under the Plan.

ARTICLE XII. Transitional Provisions.

12.1 The Plan shall become effective for each Subsidiary at the time designated in the approval pursuant to Section 1.10 given by the Head of Human Resources of The Bank of New York. When such approval is given, the Plan shall be deemed to have become effective for such Subsidiary for all purposes retroactive to the applicable effective date.

12.2 Any Member whose employment shall terminate under the provisions of a Prior Plan on or after the Effective Date but before the merger effective date shall receive the benefit to which he would be entitled under the Plan, appropriately adjusted to reflect the form of settlement applicable under such Prior Plan. Upon the request of any such Member made within sixty days after the date of effectiveness, however, the Committee may, in its discretion, permit the payment of benefits provided in the Plan, under any optional form of settlement thereunder. Any such benefit payable under the Plan for the period preceding the date of effectiveness shall be reduced by the amounts paid under the provisions of such Prior Plan.

12.3 Any Prior Plan shall remain in effect for purposes of determining benefits to which its members, whose employment terminated for any reason before the merger effective date, shall be entitled. Such plan may be amended in respect of such persons from time to time in accordance with the provisions thereof; provided, however, that any such amendment shall require the approval of the Board of Directors of the Company.

ARTICLE XIII. Amendment or Termination of Plan.

13.1 Amendment

The provisions of the Plan may be amended in any respect at any time by the Board of Directors of the Company provided that no such amendment shall retroactively reduce the previously Accrued Benefit of any Member or his beneficiary in violation of Section 411(d)(6) of the Code. Further, no such amendment shall make it possible for any part of the Trust Fund to be used for purposes other than for the exclusive benefit of Members, spouses, and beneficiaries of Members entitled to benefits under the Plan and persons entitled to benefits under any Prior Plan.

13.2 Termination or Discontinuance of Contributions

(a) Each Contributing Company reserves the right to terminate its participation in the Plan at any time.

(b) Upon such termination, or any partial termination, of the Plan hereunder, then, subject to the provisions of Section 13.3, the rights of all affected

Members, spouses, and beneficiaries of Members having an interest in the Trust Fund at the effective date of such termination or partial termination, accrued to the date of such termination or partial termination, shall be nonforfeitable; and the Committee shall allocate the assets of the Plan available to provide benefits among such Members, spouses and beneficiaries of Members, to the extent funded, in the manner prescribed by Section 4044 of ERISA (or corresponding provision of any subsequent applicable law in effect at the time). Notwithstanding the preceding sentence, Members’ claims will be limited to plan assets and, if greater, amounts guaranteed by the Pension Benefit Guaranty Corporation. After such allocation has been made, any residual assets of the Plan may be distributed to the Company if all liabilities of the Plan to Members, spouses and beneficiaries of Members have been satisfied and the distribution does not contravene any applicable provision of law.

13.3 Certain Termination Restrictions

(a) Notwithstanding any other provisions contained in the Plan, in the event of the termination of the Plan, the retirement benefit of (i) each Member who is a highly compensated employee, as defined in Section 414(q) of the Code, in the Plan Year in which the Plan is terminated, and (ii) each Member who was a highly compensated employee during (A) the Plan Year in which the Member retired or otherwise terminated employment with a Contributing Company or (B) any Plan Year ending on or after his attainment of age 55, shall be limited so that such retirement benefit is nondiscriminatory under Section 401(a)(4) of the Code.

(b) Notwithstanding any other provisions contained in the Plan, the annual retirement benefit which may be paid to any Member in any Plan Year who (i) is a highly compensated employee, as defined in Section 414(q) of the Code, for such Plan Year or (ii) was a highly compensated employee during (A) the Plan Year in which the Member retired or otherwise terminated employment with a Contributing Company or Affiliate (B) any Plan Year ending on or after his attainment of age 55 shall be limited to an amount equal to the payments that would be made on behalf of the Member under a straight life annuity which is the Actuarial Equivalent of the Accrued Benefit and other benefits to which the Member is entitled under the Plan. The restrictions of this paragraph shall only be applicable if the Member is in the group of 25 highly compensated employees with the greatest total compensation in the current or any prior Plan Year. In addition, the restrictions of this paragraph shall not apply if

(1) after payment to such Member of all retirement benefits payable to the Member under the Plan, the value of the Plan’s assets equals or exceeds 110 percent of the value of the Plan’s current liabilities within the meaning of Section 412(l)(7) of the Code;

(2) the present value of all retirement benefits payable to the Member under the Plan is less than one percent of the value of the Plan’s current liabilities (as determined prior to the distribution of the Member’s benefits);

(3) the present value of all retirement benefits payable to the Member under the Plan does not exceed $5,000;

(4) the Member ceases to be in the group of 25 highly compensated employees described in the preceding sentence;

(5) the Member (A) enters into an agreement with the Committee, in a form satisfactory to the Committee, which provides for the repayment of amounts received in excess of such restrictions and (B) adequately secures such repayment obligation, in accordance with Internal Revenue Service Ruling 92-76, through the pledge of an individual retirement account, the establishment of an escrow account or by posting a bond from an insurance company or a letter of credit from a bank; or

(6) the Plan has terminated and all Members have received distributions of their Accrued Benefits under the Plan.

The provisions of this Section are intended to comply with the requirements of Section 1.401(a)(4)-5(b) of the Income Tax Regulations and shall cease to be applicable without the need for Plan amendment if the Internal Revenue Service determines that such provisions are not necessary to prevent the prohibited discrimination that may occur in the event of an early termination of the Plan.

13.4 Consolidations, Mergers or Transfers of Assets

In the case of any merger or consolidation with, or transfer of Plan assets or liabilities to, any other plan, each Member shall have a benefit in the resulting successor or transferee plan (determined as if such plan had terminated immediately after such transaction), that shall be equal to or greater than the benefit he would have been entitled to receive immediately before such transaction under the plan in which he was then a member if such plan had then terminated.

ARTICLE XIV. Miscellaneous.

14.1 The establishment of the Plan shall not be considered as a contract or consideration for employment, nor shall it interfere with the right of any Contributing Company to discharge any Employee or treat him without regard to the existence of the Plan.

14.2 Except as otherwise required by law (including a qualified domestic relations order as defined in Section 414(p) of the Code), no benefit hereunder shall in any manner or to any extent be assignable or transferable by the Member, his spouse or his beneficiary, or subject to attachment, garnishment or other legal process.

14.3 Wherever used in this instrument, a masculine pronoun shall be deemed to include the masculine and feminine gender, and a singular word shall be deemed to include the singular and plural, in all cases where the context so requires.

14.4 All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the United States and to the extent not superseded by such laws in accordance with the laws of the State of New York.

14.5 Notwithstanding any provision of the Plan to the contrary, effective December 12, 1994, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE XV. Top-Heavy Provisions.

15.1 Top-Heavy Rules

With respect to any Plan Year in which the Plan is a Top-Heavy Plan, the special rules regarding the vesting of benefits upon termination of employment and the minimum Accrued Benefit as described under this Article XV shall apply, notwithstanding any provision of the Plan to the contrary.

15.2 Vesting Upon Termination of Employment

If a Member’s employment is terminated subsequent to the completion of 3 years of Continuous Service (or attainment of age 55, if earlier), the Member shall be fully (100%) vested as to his Accrued Benefit.

15.3 Minimum Accrued Benefit

As of the end of any Plan Year as of which the Plan is a Top-Heavy Plan, the Accrued Benefit of each Member who is not a Key-Employee shall not be less than the product of (a) and (b) below:

(a) 2% multiplied by the Member’s Years of Service with the employer (not greater than 20%),

(b) the Member’s Average Compensation in the Testing Period.

Notwithstanding the foregoing, this Section 15.3 shall not be applicable for any Plan Year in which a Member receives the minimum required contribution from a Contributing Company under the Profit-Sharing Plan or another defined contribution plan maintained by the Company or any Affiliate.

15.4 Top-Heavy Plan

The Plan shall be treated as a Top-Heavy Plan with respect to a Plan Year if the Aggregation Group is a Top-Heavy Group.

15.5 Top-Heavy Group

The Aggregation Group shall be treated as a Top-Heavy Group with respect to a Plan Year if, as of the Determination Date, the sum of (i) the present value of the cumulative accrued benefits for Key Employees who are Members under the Plan and any other defined benefit pension plan in the Aggregation Group, and (ii) the aggregate of the accounts of Key Employees under each defined contribution plan (as defined in Section 414(i) of the Code) in the Aggregation Group, exceeds 60% of the sum of the present value of accrued benefits and the value of accounts for Key Employees and Non-Key Employees under each Qualified Plan in the Aggregation Group.

In determining the present value of accrued benefits and the aggregate value of accounts there shall be included any distributions made from the Qualified Plan with respect to the Key Employee or Non-Key Employee during the five-year period ending on the Determination Date and there shall be excluded the present value of accrued benefits and the value of accounts with respect to a Key Employee or Non Key Employee who has not received any Compensation from the Company at any time during the five-year period ending on the Determination Date.

15.6 Definitions

(a) “Aggregation Group” means each Qualified Plan in which one or more Key Employees are participants, each Qualified Plan that enables a Qualified Plan in which one or more Key Employees are participants to satisfy the requirements of Section 401(a)(4) or Section 410 of the Code, and each other Qualified Plan that the Company designates as part of the Aggregation Group, provided that the resulting Aggregation Group satisfies the requirements of Section 401(a)(4) and Section 410 of the Code.

(b) “Average Compensation in the Testing Period” means a Member’s average compensation (within the meaning of Section 415(c)(3) of the Code) for the 5 consecutive Plan Years during which the Member had the greatest aggregate compensation; provided, however, only Plan Years which constitute Years of Service while this Plan is top heavy shall be taken into account.

(c) “Determination Date” means for any Plan Year the last day of the preceding Plan Year.

(d) “Key Employee” means any Employee or former Employee any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the Plan Year containing the Determination Date or any of the preceding four Plan Years was (i) an officer of the Company or any Affiliate if such individual’s annual compensation exceeds 50% of the dollar limitation under Section 415(b)(1)(A) of the Code, (ii) an owner (or considered an owner under Section 318 of the Code) of both more than an  1/2 percent interest as well as one of the ten largest interests in the Company or any Affiliate if such individual’s annual compensation exceeds 100% of the dollar limitation under Section 415(c)(1)(A) of the Code, (iii) a five-percent owner of the Company or any Affiliate, or (iv) a one-percent owner of the Company or any Affiliate who has an annual compensation of more than $150,000. “Annual compensation” means compensation as defined in Section 415(c)(3) of the Code, and for all Plan Years includes amounts contributed by the Company or any Affiliate pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Sections 125, 132(f)(4) (for Plan Years beginning on or after January 1, 2001), 402(e)(3), 402(h) or 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(e) “Non-Key Employee” means any Employee who is not a Key Employee.

(f) “Qualified Plan” means any plan maintained by the Company or a Subsidiary, Contributing Company or other Affiliate which satisfies the qualification requirements of Section 401(a) of the Code.

15.7 Modification of Top-Heavy Rules

(a) This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section 15.7 amends the previous Sections of this Article XV.

(b) Determination of top-heavy status.

(i) “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Company or any Affiliates, or a 1-percent owner of the Company or its Affiliates having annual compensation of more than $150,000. For this purpose, “annual compensation” means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(l) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(ii) This Section 15.7(ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

(A) The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(B) The accrued benefits and accounts of any individual who has not performed services for the Company or any Affiliate during the 1-year period ending on the Determination Date shall not be taken into account.

IN WITNESS WHEREOF, The Bank of New York Company, Inc. has caused this document to be executed, on its behalf, this 21st day of December, 2006.

The Bank of New York Company, Inc.

By:	/s/ Thomas A. Renyi
	Name:	Thomas A. Renyi
	Title:	Chairman and Chief Executive Officer

Retirement Plan of The Bank of New York Company, Inc.

Table A - Actuarial Equivalent Basis (Section 1.2)

Plan Document Section	Mortality	Interest Rate	Purpose/Notes
Section 4.4	UP84	Interest rate as specified in Section 4.4	Effect of Certain Dispositions

Sections 5.1(c), 5.4 (with regard to adjusting the 415 limit for Options 3 and 5 in Section 6.3), 5.7, 6.3 (Options 3 and 5), 7.2	The applicable mortality table prescribed by the Secretary of the Treasury (or a delegate thereof) pursuant to Section 417(e)(3)(A) of the Code	The applicable interest rate as specified by the Secretary of the Treasury (or a delegate thereof) pursuant to Section 417(e)(3)(A) of the Code for the prior calendar month preceding the first day of the month during which the payment is made.

Interest Rate Changes Monthly; Used for:

•     ESOP Offset,

•     Lump Sum Option,

•     Social Security Leveling Options,

•     Lump Sum Death Benefit to Spouse of a Member

Conversions of normal form of payment to Option 5 are based on rounded ages. Participants born on the 15th day or earlier in a month are assumed to be born on the first day of that month.

Sections 5.4 (with regard to adjusting the 415 limit for Options 1 and 2 in Section 6.3), 5.5, 6.2(a), 6.3 (Options 1 and 2), 13.3, Article XV	UP84	8.5%

Used for:

•     All J&S Options,

•     All Certain and Life Options,

•     Domestic Partner Benefits (other than for Lump Sum determination),

•     Adjustment for Life Expectancy in QDRO Calculations,

•     Top-Heavy Testing,

•     Any Other Plan Purpose for Which Factors are not Specified

Conversions of normal form of payment to Options 1 and 2 are based on actual age (years and months). Participants born on the 15th day or earlier in a month are assumed to be born on the first day of that month.

APPENDIX I

ARTICLE I. Highland National Members.

1.1 The provisions of this Article I shall apply only to Members who are employed as of May 3, 1982 at the branch offices located at (i) 25 Quaker Avenue, Cornwall, New York, (ii) 20 Front Street, Port Jervis, New York and (iii) One Grant Plaza, Port Jervis, New York, and become employees of Highland National Bank of Newburgh (“Highland National”) as a result of the sale of such branch offices by the Company to Highland National on such date. For purposes of Article I, such Members shall be referred to as Highland National Members.

1.2 For all purposes of the Plan, except as set forth under the following provisions of this Article I, service by a Highland National Member with Highland National shall constitute service with a Contributing Company.

1.3 Notwithstanding any provision of the Plan to the contrary, a Highland National Member shall accrue Continuous Service, but not Credited Service, under the Plan for his service with Highland National.

ARTICLE II. Union State Members.

2.1 The provisions of this Article II shall apply only to Members who are employed as of January 17, 1983 at the branch offices located at (i) One Broadway, Haverstraw, New York, (ii) Route 9-W & Railroad Road, Haverstraw, New York, (iii) 45 Kennedy Drive, Spring Valley, New York and (iv) 115 South Main Street, New City, New York, and become employees of Union State Bank located in Nanuet, New

York (“Union State”), as a result of the sale of such branch offices by the Company to Union State on such date. For purposes of Article II, such Members shall be referred to as Union State Members.

2.2 For all purposes of the Plan, except as set forth under the following provision of this Article II, service by a Union State Member with Union State shall constitute service with a Contributing Company.

2.3 Notwithstanding any provision of the Plan to the contrary, a Union State Member shall accrue Continuous Service, but not Credited Service, under the Plan for his service with Union State.

ARTICLE III. Schenectady Members.

3.1 The provisions of this Article III shall apply only to Members who are employed as of January 1, 1984 at the branch offices subject to the purchase agreement between the Company and The Schenectady Trust Company (“Schenectady”) and become employees of Schenectady (or a subsidiary) as a result of such sale on January 1, 1984. For purposes of this Article III, such Members shall be referred to as Schenectady Members.

3.2 For all purposes of the Plan, except as set forth under the following provision of this Article III, service by a Schenectady Member with Schenectady (or a subsidiary) shall constitute service with a Contributing Company.

3.3 Notwithstanding any provision of the Plan to the contrary, a Schenectady Member shall accrue Continuous Service, but not Credited Service, under the Plan for his service with Schenectady (or a subsidiary).

ARTICLE IV. Key Banks Members; Community Bank Members.

4.1 The provisions of this Article IV shall apply only to Members who, as a result of the sale of certain branch offices by the Company to Key Banks, Inc., located in Albany, New York (“Key Banks”), and in accordance with the terms of the purchase agreement covering such sale, become employees of Key Banks (or a subsidiary) on the closing date of the sale on account of their employment at such branch offices as of the closing date, including Members who subsequently become employees of Community Bank Systems, Inc. (“Community Bank”), or a subsidiary, on or about June 30, 1984, pursuant to a purchase agreement between Key Banks and Community Bank. For purposes of Article IV, such Members shall be referred to as Key Banks Members or Community Bank Members, as appropriate.

4.2 For all purposes of the Plan, except as set forth under the following provision of this Article IV, service by a Key Banks Member with Key Banks (or a subsidiary) or by a Community Bank Member with Community Bank (or a subsidiary) shall constitute service with a Contributing Company.

4.3 Notwithstanding any provision of the Plan to the contrary, a Key Banks Member shall accrue Continuous Service, but not Credited Service, under the Plan for his service with Key Banks (or a subsidiary) and a Community Bank Member shall accrue Continuous Service, but not Credited Service, under the Plan for his service with Community Bank (or a subsidiary).

ARTICLE V. Norstar Members.

5.1 The provisions of this Article V shall apply only to Members who, as a result of the sale of certain branch offices by the Company to Norstar Bancorp, Inc. (“Norstar”), and in accordance with the terms of the purchase agreement covering such sale, become employees of Norstar (or a subsidiary) on the closing date of the sale on account of their employment at such branch offices as of the closing date. For purposes of Article V, such Members shall be referred to as Norstar Members.

5.2 For all purposes of the Plan, except as set forth under the following provision of this Article V, service by a Norstar Member with Norstar (or a subsidiary) shall constitute service with a Contributing Company.

5.3 Notwithstanding any provision of the Plan to the contrary, a Norstar Member shall accrue Continuous Service, but not Credited Service, under the Plan for his service with Norstar (or a subsidiary).

ARTICLE VI. Irving Retirement Plan Members.

6.1 The provisions of this Article VI shall apply to Members who were members of the Retirement Plan of Irving Bank Corporation and Affiliated Companies (the “Irving Retirement Plan”) on December 31, 1992. For purposes of this Article VI, such Members shall be referred to as Irving Retirement Plan Members.

6.2 The Irving Retirement Plan was merged into the Plan, effective as of December 31, 1992. Each Irving Retirement Plan Member shall become a Member in this Plan as of January 1, 1993.

6.3 The Accrued Benefit of an Irving Retirement Plan Member shall be equal to the sum of (i) the annual amount, if any, of the normal retirement benefit payable as of such Member’s Normal Retirement Date determined in accordance with the provisions of Section 5.1 of the Plan, and (ii) the retirement income payable to such Member on his normal retirement date under the terms of the Irving Retirement Plan as of December 31, 1992.

6.4 The Compensation of an Irving Retirement Plan Member for years beginning prior to January 1, 1993 shall be taken into account for purposes of determining such Member’s Average Final Compensation under this Plan, as if the Continuous Service of an Irving Retirement Plan Member was also considered to be Credited Service.

6.5 Irving Retirement Plan Members who, as of December 31, 1992, are receiving benefits under the Company’s long-term disability plan, shall accrue Credited Service under Section 2.3 of this Plan after December 31, 1992 only if they had not attained age 60 as of December 31, 1992.

6.6 The service of an Irving Retirement Plan Member with Irving Bank Corporation and its subsidiaries shall be included in the Continuous Service of such Member, but such service shall not be counted in determining the Member’s Credited Service.

6.7 The Accrued Benefit of an Irving Retirement Plan Member who as of December 31, 1992 had (i) retired or terminated employment and (ii) had not commenced payment of benefits under the Irving Retirement Plan shall be payable in accordance with the forms of retirement income provided under the Irving Retirement

Plan. If payment of the Accrued Benefit of an Irving Retirement Plan Member had commenced as of December 31, 1992, payment thereof shall continue in the form provided under the Irving Retirement Plan.

6.8 For purposes of Section 9.2 of the Plan, the actuarial reduction shall apply to each month by which commencement of benefits precedes such Member’s attainment of age 65 with respect to the portion of the Accrued Benefit of an Irving Retirement Plan Member equal to the retirement income payable to such Member on his normal retirement date under the terms of the Irving Retirement Plan as of December 31, 1992. The amount of such actuarial reduction shall be 5/9 of 1% for each of the first 60 months, and 5/18 of 1% for each of the next 60 months, preceding the Member’s 65th birthday. In the event of a disposition referred to in Section 4.4 of the Plan, the first sentence of this Section shall be applied by substituting “age 60” for “age 65” with respect to a Member employed by the Former Affiliate.

ARTICLE VII. National Community Bank Retirement Plan Members.

7.1 The provisions of this Article VII shall apply, effective August 11, 1994, to Members who were members of the Retirement Plan of National Community Bank of New Jersey (the “National Community Bank Retirement Plan”) on August 10, 1994. For purposes of Article VII, such Members shall be referred to as National Community Bank Retirement Plan Members.

7.2 The National Community Bank Retirement Plan was merged into the Plan, effective as of August 11, 1994. Each National Community Bank Retirement Plan Member shall become a Member in this Plan as of August 11, 1994.

7.3 In no event will the Accrued Benefit of a National Community Bank Retirement Plan Member be less than the Member’s accrued benefit under the terms of the National Community Bank Retirement Plan as of August 10, 1994 (referred to hereinafter as the “Frozen NCB Benefit”).

7.4 If a National Community Bank Retirement Plan Member as of August 10, 1994 had (i) retired or terminated employment and (ii) not commenced to receive payment of his Frozen NCB Benefit, (A) such Member’s Accrued Benefit shall be equal to the Member’s Frozen NCB Benefit and (B) if such Member’s Accrued Benefit commences to be paid before the Member attains age 65, it shall be reduced for each month by which commencement of benefits precedes the Member’s attainment of age 65 in accordance with the terms of the National Community Bank Retirement Plan as of August 10, 1994.

7.5 The Frozen NCB Benefit of a National Community Bank Retirement Plan Member who as of August 10, 1994 had (i) retired or terminated employment and (ii) not commenced payment of benefits under the National Community Bank Retirement Plan shall be payable in accordance with the forms of payment provided under the National Community Bank Retirement Plan. If payment of the Frozen NCB Benefit of a National Community Bank Retirement Plan Member had commenced as of

August 10, 1994, payment thereof shall continue in the form in effect under the National Community Bank Retirement Plan.

7.6 If the Accrued Benefit of a National Community Bank Retirement Plan Member who had not retired or terminated employment as of August 10, 1994 commences to be paid before such Member attains age 65, the amount of the retirement benefit payable to the Member shall be equal to the greater of (i) the Member’s Accrued Benefit under the Plan, reduced pursuant to Section 5.3 or Section 9.2, as appropriate, and (ii) the Member’s Frozen NCB Benefit, reduced for each month by which commencement of benefits precedes the Member’s attainment of age 65 in accordance with the terms of the National Community Bank Retirement Plan as of August 10, 1994.

ARTICLE VIII. Putnam Trust Company Retirement Plan Members.

8.1 The provisions of this Article VIII shall apply to Members who were members of the Retirement Plan for Employees of The Putnam Trust Company of Greenwich (the “Putnam Trust Company Retirement Plan”) on October 31, 1995. For purposes of this Article VIII, such Members shall be referred to as Putnam Trust Company Retirement Plan Members.

8.2 The Putnam Trust Company Retirement Plan was merged into the Plan, effective as of November 1, 1995. Each Putnam Trust Company Retirement Plan Member shall become a Member in this Plan as of November 1, 1995.

8.3 In no event will the Accrued Benefit of a Putnam Trust Company Retirement Plan Member be less than the sum of (i) the Member’s accrued benefit under the terms of the Putnam Trust Company Retirement Plan as of October 31, 1995 (referred to hereinafter as the “Frozen Putnam Trust Company Benefit”) and (ii) the Member’s Accrued Benefit under the Plan determined by excluding all service with Putnam Trust Company and its predecessors prior to the date Putnam Trust Company became a Subsidiary.

8.4 If a Putnam Trust Company Retirement Plan Member as of October 31, 1995 had (i) retired or terminated employment and (ii) not commenced to receive payment of his Frozen Putnam Trust Company Benefit, (A) such Member’s Accrued Benefit shall be equal to the Member’s Frozen Putnam Trust Company Benefit and (B) if such Member’s Accrued Benefit commences to be paid before the Member attains age 65, it shall be reduced for each month by which commencement of benefits precedes the Member’s attainment of age 65 in accordance with the terms of the Putnam Trust Company Retirement Plan as of October 31, 1995.

8.5 The Frozen Putnam Trust Company Benefit of a Putnam Trust Company Retirement Plan Member who as of October 31, 1995 had (i) retired or terminated employment and (ii) not commenced payment of benefits under the Putnam Trust Company Retirement Plan shall be payable in accordance with the forms of payment provided under the Putnam Trust Company Retirement Plan. If payment of the Frozen Putnam Trust Company Benefit of a Putnam Trust Company Retirement Plan Member had commenced as of October 31, 1995, payment thereof shall continue in the form in effect under the Putnam Trust Company Retirement Plan.

8.6 If the Accrued Benefit of a Putnam Trust Company Retirement Plan Member who had not retired or terminated employment as of October 31, 1995 commences to be paid before such Member attains age 65, the amount of the retirement benefit payable to the Member shall be equal to the greater of (i) the Member’s Accrued Benefit under the Plan, reduced pursuant to Section 5.3 or Section 9.2 of the Plan, as appropriate, and (ii) the sum of (A) the Member’s Frozen Putnam Trust Company Benefit, reduced for each month by which commencement of benefits precedes the Member’s attainment of age 65 in accordance with the terms of the Putnam Trust Company Retirement Plan as of October 31, 1995 and (B) the Member’s Accrued Benefit under the Plan determined by excluding all service with Putnam Trust Company and its predecessors prior to the date Putnam Trust Company became a Subsidiary, reduced pursuant to Section 5.3 or Section 9.2 of the Plan, as appropriate.

ARTICLE IX. Certain LITCO Retirement Plan Members.

9.1 The provisions of this Article IX shall apply to Members who were members of the Employees’ Retirement Plan of Long Island Trust Company, N.A. (the “LITCO Retirement Plan”) and retire or terminate employment under this Plan after December 31, 1994. For purposes of Article IX, such Members shall be referred to as LITCO Retirement Plan Members.

9.2 The Accrued Benefit of a LITCO Retirement Plan Member shall be equal to the sum of (i) the annual amount, if any, of the normal retirement benefit payable as of such Member’s Normal Retirement Date determined in accordance with the provisions of Section 5.1 of the Plan, and (ii) the retirement income payable to such

Member on his normal retirement date under the terms of the LITCO Retirement Plan as of February 13, 1987 (the date of the merger of the LITCO Retirement Plan into this Plan).

9.3 The service of a LITCO Retirement Plan Member with Long Island Trust Company, N.A. and its predecessors shall be included in the Continuous Service of such Member, but such service shall not be counted in determining the Member’s Credited Service.

For purposes of Section 9.2 of the Plan, the actuarial reduction shall apply to each month by which commencement of benefits precedes such Member’s attainment of age 65 with respect to the portion of the Accrued Benefit of a LITCO Retirement Plan Member equal to the retirement income payable to such Member on his normal retirement date under the terms of the LITCO Retirement Plan as of February 13, 1987. The amount of such actuarial reduction shall be determined in accordance with the terms of the LITCO Retirement Plan as of February 13, 1987.

APPENDIX II

ARTICLE I. Special Retirement Window.

1.1. The Accrued Benefit of each Eligible Member (as defined in Section 1.2 of this Appendix) who retires on April 1, 1989 and has then attained age 55 and completed ten years of Continuous Service shall be computed by adding five years of Continuous Service to the years of Continuous Service completed by the Member. In addition, for purposes of determining the amount of the retirement benefit payable to such Member, his age as of his retirement date shall be deemed to be increased by five. Furthermore, the provisions of this Section shall also be applicable to the benefit accrued by such Member under the LITCO Retirement Plan (as defined in Section 16.2).

1.2. For purposes of this Article, an “Eligible Member” means a Member who (i) is an active Employee, (ii) is temporarily absent with the approval of the Committee, or (iii) ceased active service on account of becoming mentally or physically incapacitated and continues to be treated as a Member pursuant to Section 2.3 of the Plan. In addition, for purposes of this Article, “LITCO Retirement Plan” means the Employees’ Retirement Plan of Long Island Trust Company, N.A., which was replaced by, and merged into, the Plan.

ARTICLE II. Benefit Increase to Pensioners.

2.1. Members who retired (or died in service) prior to January 1, 1985 and who are receiving monthly pension benefits (or whose spouses are receiving death benefits) shall have such benefits increased, effective with the benefit payable as of January 1, 1987, in accordance with the following table:

Year of Retirement (or Death in Service if Entitled to Death Benefit)	Percentage Increase
1984	3
1983	4
1982	6
1981	9
1980	15
1979 & prior	24

Notwithstanding anything contained herein to the contrary, the minimum increase in monthly pension benefits to persons entitled to benefits under this Article shall not be less than $10.

2.2. Members who retired (or died in service) prior to January 1, 1991 and who are receiving monthly pension benefits (or whose spouses are receiving death benefits) shall have such benefits increased, effective with the benefit payable as of May 1, 1997, in accordance with the following table:

Year of Retirement (or Death in Service if Entitled to Death Benefit)	Percentage Increase
1986 – 1990	5
1985 & prior	10

Notwithstanding anything contained herein to the contrary, the minimum increase in monthly pension benefits to persons entitled to benefits under this Article shall not be less than $10.

2.3. The provisions of this Article II shall also apply to former Empire Trust Company employees who retired prior to the merger with The Bank of New York in 1967. In addition, the monthly pension benefits being paid to such employees directly by The Bank of New York as of January 1, 1979 shall, effective with the benefit payable as of January 1, 1980, be funded in and payable from the trust fund to such employees.

ARTICLE III. 2002 Enhanced Retirement Benefit.

3.1. Effective February 25, 2002, the Accrued Benefit of each Special Member (as defined below (i) whose employment is terminated without Cause by the Company or any of its subsidiaries (or is notified of such termination without Cause) between February 25, 2002 and July 31, 2002 or (ii) whose employment was terminated on or after October 16, 2001 and with respect to whom employment charges or litigation filed against the Company or any of its subsidiaries are pending as of July 31, 2002, shall be computed by adding three years of Continuous Service to the years of Continuous Service completed by the Special Member. In addition, for purposes of determining the amount of the retirement benefit payable to such Special Member, his age as of his termination date shall be deemed to be increased by three. Notwithstanding the foregoing, the Special Member must execute a general waiver and release in the form and manner prescribed by the Company to be entitled to the additional three years of Continuous Service and three years of age provided in this section.

3.2. For purposes of this Article, a “Special Member” means a Member who (i) is an active Employee or is temporarily absent with the approval of the Retirement Plan Committee and (ii) has completed five years of Continuous Service (or is otherwise fully vested under the Plan) and (iii) attains age 52 on or prior to the date of the Member’s termination of employment.

3.3. For purposes of this Article, “Cause” means the Special Member’s having (a) breached any fiduciary duties to the Company or any of its subsidiaries, (b) failed in a willful and continued manner to substantially perform his duties and responsibilities after a demand for substantial performance is delivered to the Special Member by a direct supervisor or any more senior executive, which specifically identifies the manner in which the direct supervisor or executive believes that the Special Member has not substantially performed his duties, (c) been convicted of, or has entered a plea of guilty or nolo contendere to, a felony or lesser crime or offense (other than a minor traffic offense), or (d) violated the Company’s Code of Conduct (or successor rules governing the conduct of the Company’s employees) making the Special Member subject to dismissal pursuant to the standards set forth therein.